Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-91120) and on Form S-4 (No. 333-122945) of MarkWest Energy Partners, L.P. of our report dated March 15, 2004, except for Note 18 (presented herein) and Note 19 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004 (not presented herein), as to which the date is May 24, 2005 relating to the financial statements, which appears in this Form 10-K/A (Amendment No. 2).

/s/ PricewaterhouseCoopers LLP
Denver, CO
June 19, 2006